                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                              --------------------

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                              SIGNATURE INNS, INC.
                              --------------------


         Signature Inns, Inc., an Indiana corporation, (hereinafter referred to as the "Corporation"), acting pursuant to the provisions of the Indiana Business Corporation Law of 1986, as amended (hereinafter referred to as the "Act"), hereby amends and restates its Articles of Incorporation, as follows:

                                    ARTICLE I
                                    ---------

                                      Name
                                      ----

         The name of the Corporation is Signature Inns, Inc.

                                   ARTICLE II
                                   ----------

                                    Purposes
                                    --------

         The purposes for which the Corporation is formed are:

         SECTION 1. To administer, implement and manage a franchise program for the licensing of others (including affiliated limited partnerships) to use the Corporation's trade names, trademarks, service marks and proprietary information in connection with the construction and operation of hotels and motels; and to build, own, manage and operate hotels and motels under the Corporation's distinctive trade names, trademarks, service marks and proprietary information, or under other trade names, trademarks, service marks and proprietary information.

         SECTION 2. To acquire by purchase, exchange, lease, hire or otherwise, and to hold, own, improve, develop, subdivide, plat, manage, operate, license, lease as lessee, let as lessor, sell, convey, or mortgage, either alone or in conjunction with others, real estate of every kind, character and description, and wheresoever situated, and any interest therein.

         SECTION 3. To purchase, construct, fabricate, assemble, process, sell, trade, distribute and otherwise deal in industrial, commercial, residential, hotel or motel buildings, and buildings, and structures of every kind and character, and all kinds of furnishings, fixtures, appliances, equipment, accessories and other products and materials of every description.



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         SECTION 4. To engage in a general investment business, including the investment in, and the acquisition, holding and disposal of, and the dealing with, property of every kind and character, real, personal or mixed, tangible and intangible, and irrespective of location.

         SECTION 5. To acquire by purchase, exchange, lease, hire or otherwise, and to hold, mortgage, pledge, hypothecate, exchange, sell, deal with and dispose of, alone or in syndicates or otherwise in conjunction with others, stocks, bonds, notes, evidences of debt or ownership, contracts, options, commodities, securities, and other personal property, tangible or intangible, of every kind, character and description, wheresoever situated, and any interest therein.

         SECTION 6. To purchase, take, receive, subscribe for or otherwise acquire, and to own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and to otherwise use and deal in and with, shares or other interests in, or obligations of, other individuals, domestic or foreign corporations, associations or partnerships, for whatever purpose or purposes formed or operating, and direct or indirect obligations of any government, state, territory, governmental district or any municipality or of any instrumentality thereof.

         SECTION 7. To acquire by purchase, exchange, lease, hire or otherwise, all or any part of the goodwill, rights, property and business of any person, entity, partnership, association, or corporation; to pay for the same in cash, stock, bonds, or other obligations of the Corporation, or otherwise; to hold, utilize, deal with in any manner, and dispose of the whole, or any part, of the rights and property so acquired, and to assume in connection therewith any liabilities of such person, entity, partnership, association, or corporation; and to conduct in any lawful manner the whole, or any part, of the business thus acquired.

         SECTION 8. To make any guaranty, or act as surety with respect to any obligation, stock, dividend, security, indebtedness, interest, contract or other undertaking.

         SECTION 9. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, partnership, joint venture, syndicate or cooperative association with any corporation, association, partnership, individual or other legal entity or group, for the carrying on of any business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, expedient, or incidental to the carrying out of any of the purposes or powers of the Corporation.

         SECTION 10. To borrow or raise monies for any of the purposes of the Corporation, and, from time to time, without limitation as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills and exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligation of the Corporation for its corporate purposes.

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         SECTION 11. To acquire by purchase, exchange or otherwise, and to hold, sell, transfer, reissue or cancel the shares of its own capital stock, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares of stock if the capital of the Corporation is or would thereby become impaired, and except that shares of its own capital stock beneficially owned by the Corporation shall not be voted directly or indirectly by the Corporation.

         SECTION 12. To enter into, make, perform and carry out, or cancel and rescind, contracts and other obligations for any lawful purposes pertaining to the business of the Corporation.

         SECTION 13. To act in any state or nation, in which the Corporation may lawfully act, as principal or as agent or representative for any individual, association, corporation, or legal entity, respecting business which the Corporation is authorized to transact.

         SECTION 14. In general, to carry on all other business which is or may be appropriately, expediently or conveniently carried on as a part of, or in connection with, any of the foregoing purposes of the Corporation; to have the capacity to act possessed by natural persons; and, subject to any limitations or restrictions imposed by law or by these Articles of Incorporation to have and exercise all of the general rights, privileges and powers permitted to be had and exercised by the provisions of the Act.

         SECTION 15. To perform all lawful acts permitted by the Act, as amended, and any future Acts amendatory thereof or supplemental thereto.

         SECTION 16. It is the intention that the purposes specified in the foregoing clauses of this Article II shall, except where otherwise expressed in said Article II, be in no wise limited or restricted by reference to or inference from the terms of any clause of this or any other article in this certificate, but that the purpose specified in each of the clauses of this Article shall be regarded as independent purposes. It is also the intention that the foregoing clauses shall be construed both as purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers which the Corporation may have under the present or future laws of the State of Indiana.

                                   ARTICLE III
                                   -----------

                               Period Of Existence
                               -------------------

         The period during which the Corporation shall continue is perpetual.



                                        3

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                                   ARTICLE IV

                       Resident Agent And Principal Office

         SECTION 1. RESIDENT AGENT. The name and address of the Corporation's Resident Agent for service of process is John D. Bontreger, 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240.

         SECTION 2. PRINCIPAL OFFICE. The post office address of the principal office of the Corporation is 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240.

                                    ARTICLE V
                                    ---------

                                Authorized Shares
                                -----------------

         Section 1.  Number and Classes of Shares:
         ----------  -----------------------------


         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 18,513,514 shares, of which 13,513,514 shares shall be Common Stock and of which 5,000,000 shares shall be Preferred Stock.

         A. The number of authorized shares which the Corporation designates as having par value is none.

         B. The number of authorized shares which the Corporation designates as without par value is 18,513,514.


                                   ARTICLE VI
                                   ----------

                           Terms of Authorized Shares
                           --------------------------

         SECTION 1. DESIGNATION. The authorized shares of the Corporation shall be of two classes and kinds; Common Stock and Preferred Stock, and further sub-classifications, series, designations, voting powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions of each of the above classes of stock and other general provisions relating thereto shall be as follows:

                  (a) COMMON STOCK. The Common Stock of the Corporation shall be voting stock without par value and shall otherwise be issued subject to the terms applicable to Common Stock of the Corporation as set forth in this Article VI.

                  (b) PREFERRED STOCK. The Preferred Stock of the Corporation shall be subdivided into such sub-classifications and series and shall have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting


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         rights, qualifications, limitations or restrictions thereof as shall be determined by the Board of Directors.

                           (I) SUB-CLASSIFICATIONS OF PREFERRED STOCK. The Preferred Stock of the Corporation shall be comprised of two sub-classifications, Cumulative Preferred Stock and Non-Cumulative Preferred Stock, each of which shall have such attributes, designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including, without limitation, voting rights, qualifications, limitations, or restrictions as shall be determined by the Board of Directors.

                           (II)     Cumulative Preferred Stock.
                                    --------------------------

                                    (i) SERIES. The Cumulative Preferred Stock
                           may be issued from time to time in one or more series. All shares of Cumulative Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series. Subject to the provisions of Sections 1(b)(II)(ii) through 1(B)(II)(vi), both inclusive, which provisions shall apply to all Cumulative Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (B) of this Section) the following:

                                            (A) The designation of the series,
                                    which may be by distinguishing number,
                                    letter or title;

                                            (B) The authorized number of shares
                                    of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                                            (C) The dividend rate or rates of
                                    the series, including the means by which such rates may be established (the "Annual Dividend Rate");

                                            (D) The date or dates from which
                                    dividends shall accrue and be cumulative, the initial dividend payment date (the "Initial Dividend Date") and the dates on which and the period or periods for which dividends, if declared, shall be payable (the "Dividend Payment

                                        5

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                                    Dates"), including the means by which such
                                    dates and periods may be established;

                                            (E) The redemption rights and price
                                    or prices, if any, for shares of the series;

                                            (F) The terms and amount of the
                                    sinking fund, if any, for the purchase or redemption of shares of the series;

                                            (G) The amounts payable on shares of
                                    the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (the "Liquidation Preference");

                                            (H) Whether the shares of the series
                                    shall be convertible into Common Stock or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made;

                                            (I) Restrictions (in addition to
                                    those set forth in Section 1(b)(II)(i)(B)) on the issuance of shares of the same series or of any other class or series.

                  The Board of Directors is authorized to adopt from time to time amendments to the Amended and Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (A) through (I) of this Section 1(b)(II)(i) and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

                                    (ii)    Dividends.
                                            ---------

                                            (A) The holders of Cumulative
                                    Preferred Stock of each series, in
                                    preference to the holders of Common Stock and of any other class of shares ranking junior to the Cumulative Preferred Stock, including, without limitation, the Non-Cumulative Preferred Stock, shall be entitled to receive out of any funds legally available for Cumulative Preferred Stock, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1(b)(II)(i)(C) and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No

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                                    dividends shall be paid upon or declared or
                                    set apart for any series of the Cumulative
                                    Preferred Stock for any dividend period
                                    unless at the same time (1) a like
                                    proportionate dividend for the dividend
                                    periods terminating on the same or any
                                    earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all series of the Cumulative Preferred Stock then issued and outstanding and entitled to receive such dividend.

                                            (B) So long as any series of
                                    Cumulative Preferred Stock shall be
                                    outstanding, no dividend, except a dividend payable in Common Stock or other shares ranking junior to the Cumulative Preferred Stock, shall be paid or declared or any distribution made, except as aforesaid, in respect of the Common Stock or any other shares ranking junior to the Cumulative Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Cumulative Preferred Stock be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Stock or other shares of the Corporation ranking junior to the Cumulative Preferred Stock received by the Corporation subsequent to the date of first issuance of Cumulative Preferred Stock of any series, unless:

                                                     (1) All accrued and unpaid
                                            dividends on all outstanding series
                                            of Cumulative Preferred Stock,
                                            including the full dividends for all
                                            current dividend periods, shall have
                                            been declared and paid or a sum
                                            sufficient for payment thereof set
                                            apart; and

                                                     (2) There shall be no
                                            arrearages with respect to the
                                            redemption of Cumulative Preferred
                                            Stock of any series.

                                    (iii)   Liquidation Rights.
                                            ------------------

                                            (A) In the event of any voluntary or
                                    involuntary liquidation, dissolution or
                                    winding up of the affairs of the
                                    Corporation, the holders of Cumulative
                                    Preferred Stock of any series shall be
                                    entitled to receive in full out of the
                                    assets of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Cumulative Preferred Stock, the amounts fixed with respect to the shares of such series in accordance with
                                    Section 1(b)(II)(i)(G), plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the

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                                    Corporation. In the event the net assets of
                                    the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Cumulative Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Cumulative Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

                                            (B) After payment to the holders of
                                    Cumulative Preferred Stock of the full
                                    preferential amounts as aforesaid, the
                                    holders of Cumulative Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

                                            (C) The merger or consolidation of
                                    the Corporation into or with any other
                                    corporation, the merger of any other
                                    corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

                                    (iv)    Voting Rights.
                                            -------------

                                            (A) LIMITATION. The holders of
                                    Cumulative Preferred Stock shall have no voting rights, except as provided in Section 1(b)(II)(iv)(B) or as required by law.

                                            (B)      Election of Directors.
                                                     ---------------------

                                                     (1) If, and so often as,
                                            the Corporation shall fail to
                                            declare and pay dividends on any
                                            series of Cumulative Preferred Stock
                                            at the time outstanding at the rate
                                            specified for such series for six
                                            (6) Dividend Payment Dates (whether
                                            or not consecutive) the holders of
                                            the Cumulative Preferred Stock,
                                            voting separately as a class, shall
                                            be entitled to elect, as herein
                                            provided, two members of the Board
                                            of Directors of the Corporation and
                                            the holders of Common Stock, voting
                                            separately as a class, shall elect
                                            the remaining directors; provided,
                                            however, that the holders of the
                                            Cumulative Preferred Stock shall
                                            exercise such special voting rights
                                            only at the next annual meeting of
                                            shareholders or any special meeting
                                            of shareholders held in lieu thereof
                                            after the sixth such paymant date at
                                            which directors are elected and at
                                            which the holders of not less than
                                            one-third of the shares of
                                            Cumulative Preferred Stock then
                                            outstanding are present in person or
                                            by

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                                            proxy; and provided further that the
                                            special class voting rights provided
                                            for in this Section
                                            1(b)(II)(iv)(B)(1) shall remain
                                            vested in the holders of Cumulative
                                            Preferred Stock until all accrued
                                            and unpaid dividends on the
                                            Cumulative Preferred Stock then
                                            outstanding shall have been declared
                                            and paid, whereupon the holders of
                                            Cumulative Preferred Stock shall be
                                            divested of their special voting
                                            rights in respect of subsequent
                                            elections of directors, subject to
                                            the revesting of such special class
                                            voting rights in the event above
                                            specified in this Section
                                            1(b)(II)(iv)(B)(1). The directors
                                            elected by the holders of the
                                            Cumulative Preferred Stock shall not
                                            be removable by vote of directors,
                                            and shall be removable by vote of
                                            the holders of the Cumulative
                                            Preferred Stock, voting separately
                                            as a class, only for cause.

                                                     (2) At any meeting at which
                                            the holders of shares of Cumulative
                                            Preferred Stock shall be entitled to
                                            elect directors, the holders of
                                            one-third of the Cumulative
                                            Preferred Stock at the time
                                            outstanding, present in person or by
                                            proxy, shall be sufficient to
                                            constitute a quorum, and the vote of
                                            holders of a majority of such shares
                                            so present at any such meeting at
                                            which there shall be such a quorum
                                            shall be sufficient to elect the two
                                            members of the Board of Directors
                                            which the holders of Cumulative
                                            Preferred Stock are entitled to
                                            elect as herein provided. Nothing in
                                            this Section 1(b)(II)(iv)(B)(2)
                                            shall prevent any change otherwise
                                            permitted in the total number of or
                                            classifications of directors of the
                                            Corporation nor require the
                                            resignation of any director elected
                                            other than pursuant to this Section
                                            1(b)(II)(iv)(B)(2). Notwithstanding
                                            any classification of the other
                                            directors of the Corporation, any
                                            directors elected by the holders of
                                            Cumulative Preferred Stock shall be
                                            elected annually for terms expiring
                                            at the next succeeding annual
                                            meeting of shareholders, subject to
                                            earlier termination pursuant to the
                                            provisions of subparagraph
                                            1(b)(II)(iv)(B)(3) below.

                                                     (3) Upon any divesting of
                                            the special class of voting rights
                                            of the holders of the Cumulative
                                            Preferred Stock in respect of
                                            elections of directors as provided
                                            in this Section 1(b)(II)(iv)(B), the
                                            terms of office of all directors
                                            then in office elected by such
                                            holders shall terminate immediately.
                                            If the office of any director
                                            elected by such holders, voting as a
                                            class, becomes vacant by reason of
                                            death, resignation, removal

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                                            from office or otherwise, the
                                            remaining director elected by such
                                            holders may elect a successor who
                                            shall hold office for the unexpired
                                            term in respect of which such
                                            vacancy occurred.

                                            (C) REQUIRED CONSENT. The
                                    affirmative vote or consent of the holders of two-thirds of the shares of Cumulative Preferred Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following:

                                                     (1) Any amendment,
                                            alteration or repeal, whether by
                                            merger, consolidation or otherwise,
                                            of any of the provisions of the
                                            Amended and Restated Articles of
                                            Incorporation or of the By-Laws of
                                            the Corporation which affects
                                            adversely the preferences or voting
                                            or other rights of the holders of
                                            Cumulative Preferred Stock;
                                            provided, however, that the
                                            amendment of the Amended and
                                            Restated Articles of Incorporation
                                            or the By-Laws so as to: (a)
                                            authorize, create or change the
                                            authorized or outstanding number of
                                            shares of Cumulative Preferred Stock
                                            or of any shares ranking on a parity
                                            with or junior to the Cumulative
                                            Preferred Stock or (b) change the
                                            number or classification of
                                            directors shall not be deemed to
                                            affect adversely the preferences or
                                            voting or other rights of the
                                            holders of Cumulative Preferred
                                            Stock;

                                                     (2) The authorization,
                                            creation or increase in the
                                            authorized number of any shares, or
                                            of any security convertible into
                                            shares, in either case ranking
                                            senior to the Cumulative Preferred
                                            Stock; or

                                                     (3) The purchase or
                                            redemption of less than all of the
                                            Cumulative Preferred Stock then
                                            outstanding except in accordance
                                            with a stock purchase offer made to
                                            all holders of record of Cumulative
                                            Preferred Stock, unless all
                                            dividends on all Cumulative
                                            Preferred Stock then outstanding for
                                            all previous Dividend Payment Dates
                                            and for the dividend period ending
                                            on the next Dividend Payment Date
                                            shall have been declared and paid or
                                            provision made for payment thereof.

                                    (v) REDEMPTION PROCEDURES. Notice of any
                           proposed redemption of Cumulative Preferred Stock of any series shall be given by the Corporation by mailing a copy of such notice, at least thirty (30) days, and not more than sixty (60) days, prior to the date fixed for such redemption, to the holders of

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



                           record of the Cumulative Preferred Stock to be redeemed, at their respective addresses then appearing upon the books of the corporation. In case of the redemption of a part only of the Cumulative Preferred Stock of any series at the time outstanding, the shares to be redeemed shall be selected by lot or pro rata, as the Board of Directors may determine. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Cumulative Preferred Stock of any series shall be redeemed from time to time. On or at any time before the redemption date specified in such notice, the Corporation shall deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, (1) organized under the laws of the United States of America or the State of New York and doing business in the Borough of Manhattan, City of New York, or (2) organized under the laws of the United States of America or of the State of Indiana and doing business in the City of Indianapolis; and designated in such notice of redemption. Upon mailing of the notice of redemption as above provided, or upon the making of such deposit, whichever is later, all shares with respect to the redemption of which such notice and deposit shall have been given and made shall be deemed to be no longer outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest; provided, however, that no right of conversion (if any) belonging to such shares, if such right of conversion is, by its terms, to exist for a period beyond the date of the mailing of such notice or the making of such deposit, shall be impaired by the mailing of such notice or the making of such deposit. At the expiration of seven (7) years after the date fixed for such redemption, such trust shall terminate. Any moneys then remaining on deposit with such bank or trust company shall be deemed abandoned property under Indiana law, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company or the Corporation, but only claims against the State of Indiana pursuant to Indiana law . Subject to the limitations of subparagraph 1(b)(II)(iv)(C)(3), the Corporation may also purchase shares of its outstanding Cumulative Preferred Stock of any series at prices not exceeding the current redemption price thereof. The Corporation shall not, however, purchase any shares of Common Stock or any other shares ranking junior to the Cumulative Preferred Stock unless full dividends at the dividend rate or rates therefor with respect to all past dividend periods and the current dividend period in which such purchase is to be made shall have been paid or declared and set apart for payment on all shares of Cumulative Preferred Stock then outstanding and not then to be redeemed.

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                                    (vi)    General Provisions.
                                            ------------------

                                            (A) ACCOUNTANTS' CERTIFICATE OF
                                    ADJUSTMENT. In each case of an adjustment or readjustment of a conversion price for Common Stock issuable upon conversion of any Cumulative Preferred Stock, the Corporation, at its expense, shall cause independent certified public accountants of recognized standing selected by the Corporation (who shall be the independent certified public accountants then reviewing or auditing the books of the Corporation) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of that Cumulative Preferred Stock, at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment and show in detail the facts upon which such adjustment or readjustment is based.

                                            (B) FRACTIONAL SHARES. No fractional
                                    share of Common Stock shall be issued upon conversion of any Cumulative Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as reasonably determined in good faith by the Board of Directors.

                                            (C) RESERVATION OF SHARES ISSUABLE
                                    UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock:
                                    (i) such number of shares of Common Stock as may from time to time be required, at such time, to be issued by the Corporation upon exercise of all then-exercisable warrants and options to purchase Common Stock or the right to convert other convertible securities into Common Stock, and (ii) such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding convertible Cumulative Preferred Stock. As a condition precedent to the taking of any action which would cause an adjustment to the conversion price for any series of convertible Cumulative Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to authorize such number of shares of Common Stock as shall issuable pursuant to such adjusted conversion price.

                                            (D) NOTICES. Any notice required by
                                    the provisions of this Section 1(b)(II) to be given to holders of record of Cumulative Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to that holder of record at its address appearing on the books of the Corporation.

                                            (E) PAYMENT OF TAXES. The
                                    Corporation will pay all transfer taxes and other similar governmental charges (but not taxes measured by the revenue or income of the holders of the Cumulative Preferred Stock) that may be imposed in respect of the issue or delivery of Common Stock upon conversion of any convertible Cumulative Preferred Stock.

                                            (F) NO IMPAIRMENT. The Corporation
                                    shall not amend these Articles of
                                    Incorporation or participate in any
                                    reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

                                            (G) STATUS OF CUMULATIVE PREFERRED
                                    STOCK UPON REDEMPTION OR CONVERSION. Any share of Cumulative Preferred Stock which is
                                    (1) redeemed by the Corporation, (2)
                                    converted in accordance with the express terms thereof, or (3) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Preferred Stock without designation.

                                    (vii) $1.70 CUMULATIVE CONVERTIBLE PREFERRED
                           STOCK, SERIES A. There is hereby created an initial series of Cumulative Preferred Stock designated "$1.70 Cumulative Convertible Preferred Stock, Series A" (the "Series A Preferred Stock") which shall be subject to the provisions of Sections 1(b)(II)(ii) through 1(b)(II)(vi), both inclusive, applicable to all Cumulative Preferred Stock and the following:

                                            (A) The authorized number of shares
                                    constituting the Series A Preferred Stock shall be 2,300,000;

                                            (B) The Annual Dividend Rate for the
                                    Series A Preferred Stock shall be $1.70;

                                            (C) Dividends on the Series A
                                    Preferred Stock shall accrue from their date of issue, the Initial Dividend Date shall be April 15, 1997, and the Dividend Payment Dates shall be January 15, April 15, July 15 and October 15 of each year;

                                            (D) All or any part of the Series A
                                    Preferred Stock shall be redeemable by the Corporation, at any time on or after February 1, 2000, at the option of the Board of Directors, at the redemption prices set forth below:

                              Period                     Redemption Premium           Price
           ------------------------------------          ------------------          -------

           February 1, 2000 to January 31, 2001              104.8572%               $20.97
           February 1, 2001 to January 31, 2002              103.6429%               $20.72
           February 1, 2002 to January 31, 2003              102.4286%               $20.49
           February 1, 2003 to January 31, 2004              101.2143%               $20.24
           February 1, 2004 and thereafter                   100.0000%               $20.00


                                            (E) The Liquidation Preference for
                                    the Series A Preferred Stock shall be the sum of (i) $20.00 per share plus (ii) an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be tendered to holders of the Series A Preferred Stock with respect to such Liquidation Preference;

                                            (F) The holders of the Series A
                                    Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                                                     (1) RIGHT TO CONVERT. Each
                                            share of Series A Preferred Stock
                                            shall be convertible, at the option
                                            of the holder thereof, at any time
                                            after the date of issuance of such
                                            Series A Preferred Stock and before
                                            any redemption date in respect
                                            thereof, at the office of the
                                            Corporation or any transfer agent
                                            for the Series A Preferred Stock or
                                            Common Stock, into fully paid and
                                            nonassessable shares of Common
                                            Stock, at the Conversion Price (as
                                            hereafter defined) therefor in
                                            effect at the time of conversion
                                            determined as provided herein.

                                                     (2) CONVERSION PRICE.  Each
                                            share of Series A Preferred Stock
                                            shall be convertible into the number
                                            of shares of Common Stock that
                                            results from dividing $20.00 by the
                                            Conversion Price, as hereinafter
                                            defined.  The Conversion

                                            Price as of the original date of
                                            issuance of the Series A Preferred
                                            Stock shall be $9.60 per Share of
                                            Common Stock, subject to adjustment
                                            from time to time as provided
                                            herein. Holders of shares of Series
                                            A Preferred Stock surrendered for
                                            conversion or redemption after the
                                            record date for a dividend payment
                                            and prior to the next succeeding
                                            dividend payment date shall be
                                            entitled to the dividend falling due
                                            on that next succeeding dividend
                                            payment date notwithstanding such
                                            conversion or redemption.

                                                     (3) MECHANICS OF
                                            CONVERSION. Any holder of Series A
                                            Preferred Stock shall be entitled to
                                            convert the same into Common Stock
                                            by surrendering the certificate or
                                            certificates therefor, duly
                                            endorsed, at the office of the
                                            Corporation or of any transfer agent
                                            for the Series A Preferred Stock or
                                            Common Stock on a date prior to the
                                            close of business on the day
                                            preceding the date fixed for
                                            redemption of such shares of Series
                                            A Preferred Stock called for
                                            redemption (the "Conversion Date"),
                                            and shall give prior written notice
                                            by mail, postage prepaid, to the
                                            Corporation at such office, that
                                            such holder elects to convert the
                                            same and shall state therein the
                                            number of shares of Series A
                                            Preferred Stock being converted and
                                            the name or names in which the
                                            certificate or certificates for
                                            Common Stock are to be issued. Upon
                                            the Corporations's receipt of notice
                                            of conversion and the holder's
                                            surrender of the certificate or
                                            certificates on the Conversion Date,
                                            the Corporation shall promptly issue
                                            and deliver at such office to such
                                            holder of Series A Preferred Stock
                                            or to the nominee or nominees of
                                            such holder a certificate or
                                            certificates for the number of
                                            shares of Common Stock to which such
                                            holder shall be entitled. Such
                                            Conversion shall be deemed to have
                                            been made immediately prior to the
                                            close of business on the Conversion
                                            Date of the Series A Preferred Stock
                                            to be converted, and the person or
                                            persons entitled to receive the
                                            Common Stock issuable upon such
                                            conversion shall be treated for all
                                            purposes as the record holder or
                                            holders of such Common Stock on such
                                            date.

                                                     (4) ADJUSTMENTS FOR STOCK
                                            SPLITS AND COMBINATIONS. If the
                                            Corporation shall at any time or
                                            from time to time after the original
                                            issue date of the Series A Preferred
                                            Stock effect a subdivision or
                                            combination of any outstanding
                                            Common Stock, including a dividend
                                            payable in

                                            Common Stock, the Conversion Price
                                            then in effect immediately before
                                            such subdivision or combination
                                            shall be proportionately adjusted by
                                            multiplying the then effective
                                            Conversion Price by a fraction, (i)
                                            the numerator of which shall be the
                                            number of shares of Common Stock
                                            issued and outstanding immediately
                                            prior to such subdivision or
                                            combination, and (ii) the
                                            denominator of which shall be the
                                            number of shares of Common Stock
                                            issued and outstanding immediately
                                            after such subdivision or
                                            combination. The number of shares of
                                            Common Stock outstanding at any time
                                            shall, for the purposes of this
                                            Section 1(b)(II)(vii)(F), include
                                            the number of shares of Common Stock
                                            into which any convertible
                                            securities of the Company, including
                                            the Series A Preferred Stock, may be
                                            converted, or for which any warrant,
                                            option or rights of the Corporation
                                            may be exercised or exchanged. Any
                                            adjustment under this Section
                                            1(b)(II)(vii)(F) shall become
                                            effective at the close of business
                                            on the date the subdivision or
                                            combination becomes effective.
                                            Advance notice of events which would
                                            give rise to an adjustment in the
                                            conversion rate shall be given to
                                            holders of the Series A Preferred
                                            Stock, but failure to give such
                                            notice shall not affect the validity
                                            or effectiveness of such event. No
                                            adjustment of the conversion price
                                            shall be made for the issuance of
                                            shares of Common Stock to employees
                                            pursuant to the Company's or any
                                            subsidiary's stock ownership, stock
                                            option or other benefit plan. No
                                            adjustment of the conversion rate
                                            will be required to be made in any
                                            case until cumulative adjustments
                                            amount to one percent or more of the
                                            conversion price. The Corporation
                                            reserves the right to make such
                                            changes in the conversion rate in
                                            addition to those required in the
                                            foregoing provisions as the
                                            Corporation in its discretion shall
                                            determine to be advisable in order
                                            that certain stock-related
                                            distributions hereafter made by the
                                            Corporation to its shareholders
                                            shall not be taxable.

                                                     (5) ADJUSTMENTS FOR OTHER
                                            DIVIDENDS AND DISTRIBUTIONS. In the
                                            event the Corporation at any time or
                                            from time to time after the original
                                            issue date of the Series A Preferred
                                            Stock shall make or issue, or fix a
                                            record date for the determination of
                                            holders of Common Stock entitled to
                                            receive, a dividend or other
                                            distribution payable in (i)
                                            evidences of indebtedness of the
                                            Corporation, (ii) assets of the
                                            Corporation (other than cash
                                            dividends or distributions paid
                                            out of retained earnings), or (iii)
                                            securities of the Corporation other
                                            than Common Stock, then and in each
                                            such event provision shall be made
                                            so that the holders of Series A
                                            Preferred Stock shall receive upon
                                            conversion thereof, in addition to
                                            the number of shares of Common Stock
                                            receivable thereupon, the amount of
                                            such evidences, assets or securities
                                            that they would have received had
                                            they held, on such record date, the
                                            maximum number of shares of Common
                                            Stock into which their Series A
                                            Preferred Stock could then have been
                                            converted. The Corporation reserves
                                            the right to make such changes in
                                            the conversion rate in addition to
                                            those required in the foregoing
                                            provisions as the Corporation in its
                                            discretion shall determine to be
                                            advisable in order that certain
                                            stock- related distributions
                                            hereafter made by the Corporation to
                                            its shareholders shall not be
                                            taxable.

                                                     (6) ADJUSTMENTS FOR
                                            RECLASSIFICATION, EXCHANGE OR
                                            SUBSTITUTION. If the Common Stock
                                            issuable upon the conversion of the
                                            Series A Preferred Stock shall be
                                            changed into the same or a different
                                            number of shares of any class or
                                            classes of stock, whether by capital
                                            reorganization, reclassification or
                                            otherwise (other than a subdivision
                                            or combination of shares or stock
                                            dividend provided for above, or a
                                            reorganization, merger,
                                            consolidation or sale of assets
                                            provided for elsewhere in this
                                            Section 1(b)(II)(vii)), then and in
                                            each such event the holders of
                                            Series A Preferred Stock shall have
                                            the right thereafter to convert each
                                            such share into the kind and amounts
                                            of shares of stock and other
                                            securities and property receivable
                                            upon such reorganization,
                                            reclassification or other change, by
                                            holders of the maximum number of
                                            shares of Common Stock into which
                                            such Series A Preferred Stock could
                                            have been converted immediately
                                            prior to such reorganization,
                                            reclassification or change, all
                                            subject to further adjustment as
                                            provided herein.

                                                     (7) REORGANIZATION,
                                            MERGERS, CONSOLIDATIONS OR SALES OF
                                            ASSETS OR CAPITAL STOCK. If at any
                                            time or from time to time there
                                            shall be a capital reorganization of
                                            the Common Stock (other than a
                                            subdivision, combination,
                                            reclassification or exchange of
                                            shares provided for elsewhere in
                                            this Section 1(b)(II)(vii)) or a
                                            merger or consolidation of the
                                            Corporation with or into another
                                            corporation, or the sale of all or
                                            substantially all the Corporation's
                                            properties and assets or
                                            capital stock to any other person,
                                            then, as a part of such
                                            reorganization, merger,
                                            consolidation or sale, provision
                                            shall be made so that each holder of
                                            the Series A Preferred Stock shall
                                            thereafter be entitled to receive,
                                            upon conversion of the Series A
                                            Preferred Stock, the number of
                                            shares of stock or other securities
                                            or property of the Corporation, or
                                            of the successor corporation
                                            resulting from such merger of
                                            consolidation or sale as though
                                            conversion of the Series A Preferred
                                            Stock had occurred immediately prior
                                            to such event, provided such holder
                                            (x) is not the entity with which the
                                            Company consolidated or into which
                                            the Company merged or which merged
                                            into the Company or to which such
                                            sale or transfer was made, as the
                                            case may be, or an affiliate of such
                                            an entity and (y) failed to exercise
                                            its rights of election, if any, as
                                            to the kind or amount of securities,
                                            cash and other property receivable
                                            upon such consolidation, merger,
                                            sale or transfer. In any such case,
                                            appropriate adjustment shall be made
                                            in the application of the provisions
                                            of this Section 1(b)(II)(vii) with
                                            respect to the rights of the holders
                                            of the Series A Preferred Stock
                                            after the reorganization, merger,
                                            consolidation or sale to the end
                                            that the provisions of this Section
                                            1(b)(II)(vii) (including adjustment
                                            of the Conversion Price then in
                                            effect and the number of shares
                                            purchasable upon conversion of the
                                            Series A Preferred Stock) shall be
                                            applicable after that event as
                                            nearly equivalent as may be
                                            practicable.

                                                     (8) ISSUE OF RIGHTS OR
                                            WARRANTS TO SUBSCRIBE FOR COMMON
                                            STOCK AT LESS THAN MARKET VALUE. In
                                            the event the Corporation at any
                                            time or from time to time after the
                                            original issue date of the Series A
                                            Preferred Stock shall make or issue,
                                            or fix a record date for the
                                            determination of holders of Common
                                            Stock entitled to receive, rights or
                                            warrants to subscribe for shares of
                                            Common Stock at a price less than
                                            the then current market price for
                                            the Common Stock (the "Subscription
                                            Price"), then, and in each such
                                            instance, the Conversion Price shall
                                            be reduced as of the opening of
                                            business on the date of such issue
                                            of rights or warrants to a price
                                            equal to the Subscription Price.

                                                     (9) NO SINKING FUND. The
                                            Series A Preferred Stock shall not
                                            be subject to any sinking fund for
                                            the purchase or redemption of
                                            shares.

                           (III)    Non-Cumulative Preferred Stock.
                                    ------------------------------

                                    (i) SERIES. The Non-Cumulative Preferred
                           Stock may be issued from time to time in one or more series. All shares of Non-Cumulative Preferred Stock shall be of equal rank and shall be identical, except for matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series. All shares of Non-Cumulative Preferred Stock shall be junior to all shares of Cumulative Preferred Stock with respect to dividends and Liquidation Preference. The Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (B) of this Section) the following:

                                            (A) The designation of the series,
                                    which may be by distinguishing number,
                                    letter or title;

                                            (B) The authorized number of shares
                                    of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                                            (C) The Annual Dividend Rate;

                                            (D) The Initial Dividend Date and
                                    the Dividend Payment Dates, including the means by which such dates and periods may be established;

                                            (E) The redemption rights and price
                                    or prices, if any, for shares of the series;

                                            (F) The terms and amount of the
                                    sinking fund, if any, for the purchase or redemption of shares of the series;

                                            (G) The Liquidation Preference;

                                            (H) Whether the shares of the series
                                    shall be convertible into Common Stock or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made;

                                            (I) Restrictions (in addition to
                                    those set forth in Section 1(b)(III)(i)(B)) on the issuance of shares of the same series or of any other class or series.

                  The Board of Directors is authorized to adopt from time to time amendments to the Amended and Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (A) through (I) of this Section 1(b)(III)(i) and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

                                    (ii) NON-CUMULATIVE PREFERRED STOCK, SERIES
                           ONE. There is hereby created an initial series of Non-Cumulative Preferred Stock designated "NonCumulative Preferred Stock, Series One" ("Series One Preferred Stock") which shall be subject to the provisions of Sections 1(b)(III)(i) applicable to all Non-Cumulative Preferred Stock and which shall also be subject to the following special provisions:

                                            (A) AUTHORIZED SHARES. The number of
                                    shares constituting the Series One Preferred
                                    Stock shall be 90,000.

                                            ( B) DIVIDENDS. Subject to the prior
                                    rights of the holders of any other shares of Preferred Stock of the Corporation ranking prior to the shares of Series One Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series One Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, such dividends as may be declared from time to time by the Board of Directors in its discretion, in the same kind and in an amount per Unit equal to the per share amount of the dividends (whether payable in cash or stock or other securities or property) declared, if any, on shares of Common Stock of the Corporation. In the event the Corporation shall at any time after the date of issuance of the Series One Preferred Stock (x) increase by way of a stock split or similar transaction the number of outstanding shares of Common Stock (except by way of a stock dividend received by holders of Units and shares of Common Stock in accordance with this Section 1(b)(III)(ii)), (y) subdivide the outstanding shares of Common Stock or (z) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount per Unit of any dividend payable in accordance with the preceding sentence of this Section 1(B)(III)(ii) shall be adjusted by multiplying the amount of such dividend by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such split, subdivision or combination, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such split, subdivision or combination.

                                            (C) VOTING RIGHTS. The holders of
                                    Units of Series One Preferred Stock shall have the following voting rights.

                                                     (1) Each Unit of Series One
                                            Preferred Stock shall entitle the
                                            holder thereof to one vote on all
                                            matters submitted to a vote of the
                                            shareholders of the Corporation. In
                                            the event the Corporation shall at
                                            any time after the date of issuance
                                            of the Series One Preferred Stock
                                            (x) increase by way of a stock split
                                            or similar transaction the number of
                                            outstanding shares of Common Stock
                                            (except by way a stock dividend
                                            received by holders of Units and
                                            shares of Common Stock in accordance
                                            with Section 1(b)(III)(ii) above),
                                            (y) subdivide the outstanding shares
                                            of Common Stock or (z) combine the
                                            outstanding shares of Common Stock
                                            into a smaller number of shares,
                                            then in each such case the number of
                                            votes per Unit to which holders of
                                            Units of Series One Preferred Stock
                                            were entitled immediately prior to
                                            such event shall be adjusted by
                                            multiplying such number by a
                                            fraction the numerator of which
                                            shall be the number of shares of
                                            Common Stock outstanding immediately
                                            after such event and the denominator
                                            of which shall be the number of
                                            shares of Common Stock that were
                                            outstanding immediately prior to
                                            such event.

                                                     (2) Except as otherwise
                                            provided herein or required by law,
                                            the holders of Units of Series One
                                            Preferred Stock and the holders of
                                            shares of Common Stock shall vote
                                            together as one class on all matters
                                            submitted to a vote of shareholders
                                            of the Corporation.

                                                     (3) Except as set forth
                                            herein or required by law, holders
                                            of Units of Series One Preferred
                                            Stock shall have no special voting
                                            rights and their consent shall not
                                            be required (except to the extent
                                            they are entitled to vote with
                                            holders of shares of Common Stock as
                                            set forth herein or as otherwise
                                            required by law) for the taking of
                                            any corporate action.

                                            (D) REACQUIRED SHARES. Any Units of
                                    Series One Preferred Stock purchased or
                                    otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued one one-hundredth fractional shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                                            (E) LIQUIDATION, DISSOLUTION OR
                                                ---------------------------
                                                WINDING UP.
                                                ----------

                                                     (1) In the event of any
                                            voluntary or involuntary
                                            dissolution, liquidation or winding
                                            up of the affairs of the Corporation
                                            and after payment or provision for
                                            payment of the debts and other
                                            liabilities of the Corporation,
                                            including any prior claims of the
                                            holders of any other series of
                                            Preferred Stock, the holders of each
                                            Unit of Series One Preferred Stock
                                            shall be entitled to share in any
                                            assets remaining, ratably with the
                                            holders of each share of Common
                                            Stock. In the event the Corporation
                                            shall at any time after the date of
                                            issuance of the Series One Preferred
                                            Stock (x) increase by way of a stock
                                            split or similar transaction the
                                            number of outstanding shares of
                                            Common Stock (except by way of a
                                            stock dividend received by holders
                                            of Units and shares of Common Stock
                                            in accordance with Section
                                            1(b)(III)(ii)), (y) subdivide the
                                            outstanding shares of Common Stock
                                            or (z) combine the outstanding
                                            shares of Common Stock into a
                                            smaller number of shares, then in
                                            each such case the amount per Unit
                                            of any distribution in accordance
                                            with this Section 1(d)(ii) shall be
                                            adjusted by multiplying the amount
                                            of such distribution by a fraction,
                                            (i) the numerator of which shall be
                                            the number of shares of Common Stock
                                            issued and outstanding immediately
                                            prior to such split, subdivision or
                                            combination, and (ii) the
                                            denominator of which shall be the
                                            number of shares of Common Stock
                                            issued and outstanding immediately
                                            after such split, subdivision or
                                            combination.

                                                     (2) If upon the merger or
                                            consolidation of the Corporation
                                            into or with any other corporation,
                                            or the merger of any other
                                            corporation into it, or if the
                                            capital stock of the Corporation is
                                            to be converted into or exchanged
                                            for cash or other property or
                                            securities of a corporation other
                                            than the Corporation, the allocation
                                            of any such cash, securities or
                                            other property into which shares of
                                            capital stock of the

                                            Corporation are to be converted or
                                            for which it is to be exchanged
                                            shall be made in accordance with the
                                            provisions of paragraph (A) of this
                                            Section 1(b)(III)(ii) as if such
                                            merger or consolidation were a
                                            liquidation of the Corporation.
                                            Nothing herein shall be construed as
                                            requiring or permitting a merger or
                                            consolidation to be treated as a
                                            liquidation for any purpose other
                                            than the allocation provided for in
                                            this Section.

                                            (F) REDEMPTION. The Units of Series
                                    One Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series One Preferred Stock in any other manner permitted by law and the Amended and Restated Articles of Incorporation and By-Laws of the Corporation.

                                            (G) CONVERSION. The Series One
                                    Preferred Stock is not convertible into
                                    shares of any other class or series of stock of the Corporation.

                                            (H) AMENDMENT. The affirmative vote
                                    or consent of the holders of two-thirds of the shares of Series One Preferred Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Articles of Incorporation or of the By-Laws of the Corporation which affects adversely the preferences or voting or other rights of the holders of Series One Preferred Stock; provided, however, that the amendment of the Amended and Restated Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of shares of Series One Preferred Stock or of any shares ranking on a parity with or junior to the Series One Preferred Stock shall not be deemed to affect adversely the preferences or voting or other rights of the holders of Series One Preferred Stock.

                                            (I) FRACTIONAL UNITS/SHARES. The
                                    Series One Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Units of Series One Preferred Stock, in proportion to the number of Units or fractional Units held by such holder.

         SECTION 2. ISSUANCE OF SHARES. The shares of capital stock of the Corporation may be issued by the Corporation from time to time at the discretion of the Board of Directors to such persons for such consideration, including consideration less than par value, and upon such terms and conditions as it may determine, subject to the provisions of the Act and these Articles. Such of its shares as the Corporation may reacquire may be resold or otherwise disposed of upon such terms and conditions and for such consideration as the Board of Directors may determine from time to time. The Board of Directors may from time to time grant or issue options, warrants, or rights to purchase shares of capital stock of the Corporation upon such terms and conditions and for such consideration as it shall determine, subject to the provisions of the Act.

         SECTION 3. STATED CAPITAL. The amount of the consideration received by the Corporation, less the amounts allocated to capital surplus, from time to time, shall be the stated capital of the Corporation. The consideration received by the Corporation for authorized shares of any class shall, subject to the provisions of the Act, be allocated to stated capital and to capital surplus by resolution of the Board of Directors within a period of sixty (60) days after the issuance of such shares. The stated capital of the Corporation may be increased from time to time by resolution of the Board of Directors directing a transfer from capital or earned surplus.

         SECTION 4. DIVIDENDS. Dividends and other distributions (hereinafter referred to as "Dividends") shall be payable with respect to shares of the capital stock of the Corporation or classes or series thereof when and as declared by the Board of Directors and subject to the relative rights, limitations, restrictions and qualifications of the shares. Dividends shall be paid out of the unreserved and unrestricted capital or earned surplus of the Corporation or other sources legally available therefor, and may be paid in cash or property. Such dividends may be declared in respect of the capital stock of the Corporation from time to time to be paid by the Corporation in its own authorized but unissued shares of such capital stock or in treasury shares of capital stock out of any unreserved or unrestricted capital or earned surplus or any other legally available source.

         SECTION 5. DISSOLUTION DISTRIBUTION ON COMMON STOCK. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the outstanding shares of common stock shall be entitled, after due payment or provisions for payment of the debts and other liabilities of the Corporation and after and subject to such distributions as may be required with respect to any shares of Preferred Stock outstanding (if any), to share ratably share for share, in the remaining net assets of the Corporation.

         SECTION 6. VOTING RIGHTS OF COMMON STOCK. The holder of each share of the Common Stock of the Corporation, subject to the provisions of the Act, shall be entitled to one (1) vote for each share of such stock standing in his name on the books of the Corporation at all meetings of the shareholders of the Corporation.

                                   ARTICLE VII

                      Requirements Prior To Doing Business
                      ------------------------------------

         The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

                                  ARTICLE VIII
                                  ------------

                                    Directors
                                    ---------

         SECTION 1. NUMBER OF DIRECTORS. The number of Directors of the Corporation shall not be less than two (2) nor more than nine (9), as may be specified from time to time by the Code of ByLaws of the Corporation. If and whenever the Code of By-Laws of the Corporation does not contain a provision specifying the number of Directors, the number shall be six (6). Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Code of By-Laws of the Corporation may provide that the Directors shall be divided into two (2) or more classes whose terms of office shall expire at different times, but no terms shall continue longer than three (3) years. Directors need not be Shareholders of the Corporation.

         SECTION 2. NAMES AND POST OFFICE ADDRESSES OF THE DIRECTORS: The names and addresses of the current Directors of the Corporation are as follows:

Name                  Business Address                            City                          State
----                  ----------------                            ----                          -----

John D.               250 East 96th Street,                       Indianapolis                  IN  46240
Bontreger             Suite 450

David R.              250 East 96th Street,                       Indianapolis                  IN  46240
Miller                Suite 450

George A.             250 East 96th Street,                       Indianapolis                  IN  46240
Morton                Suite 450

Richard E.            250 East 96th Street,                       Indianapolis                  IN  46240
Shank                 Suite 450

Richard L.            250 East 96th Street,                       Indianapolis                  IN  46240
Russell               Suite 450

Stephen M.            250 East 96th Street,                       Indianapolis                  IN  46240
Huse                  Suite 450

Mark D.               250 East 96th Street,                       Indianapolis                  IN  46240
Carney                Suite 450

Bo L.                 250 East 96th Street,                       Indianapolis                  IN  46240
Hagood                Suite 450


William S.            250 East 96th Street,                       Indianapolis                  IN  46240
Watson                Suite 450



         SECTION 3. QUALIFICATIONS OF DIRECTORS (IF ANY): The qualifications of Directors of the Corporation shall be prescribed by the By-Laws of the Corporation.

         SECTION 4. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires.

         SECTION 5. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed by the shareholders from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. In addition, the Directors are hereby authorized to adopt in the Code of By-Laws a procedure for the removal of Directors with or without cause.

         SECTION 6. AMENDMENT, REPEAL. Notwithstanding anything contained in the Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the Code of By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.

                                   ARTICLE IX
                                   ----------

                                  Incorporator
                                  ------------

         The name and post office address of the incorporator of the Corporation is John D. Bontreger, 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240.

                                    ARTICLE X
                                    ---------

                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation
                      -------------------------------------

         SECTION 1. AFFAIRS OF CORPORATION. The Board of Directors shall manage and conduct the affairs of the Corporation and shall have the power to adopt by-laws for the regulation of its business and to amend its by-laws.

         SECTION 2. MEETINGS OF SHAREHOLDERS. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

         SECTION 3. ISSUANCE OF STOCK BY CORPORATION. The Board of Directors shall have the authority to fix from time to time the amount of consideration for which shares may be issued by the Corporation.

         SECTION 4. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation.

         Any such director, officer, employee or agent who has been wholly successful, on the merits or otherwise, with respect to any claim, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation, but only if the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer, employee or agent has met the standards of conduct set forth in the first sentence of this section. The directors may request independent legal counsel (who may be regular counsel of the Corporation) to deliver to it their written opinion as to whether such director, officer, employee or agent has met such standards.

         If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled to others.

         The Corporation may advance expenses incurred in defending a civil or criminal action to, or where appropriate may, at its expense undertake the defense of, any such director, officer, employee or agent upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this section.

         The provisions of this section shall be applicable to claims, actions, suits or proceedings made or commenced before or after the adoption hereof and whether arising from acts or omissions occurring before or after the adoption hereof.

         The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote or stockholders or disinterested directors as a matter of law, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

                                   ARTICLE XI
                                   ----------

                  Provisions for Certain Business Combinations
                  --------------------------------------------

         Section 1.  Vote Required.
                     -------------

                  CLAUSE (A). HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this
Article XI:

                  (1) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                  (2) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets, of the Corporation or any Subsidiary, having an aggregate Fair Market Value of $1,000,000 or more; or

                  (3) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                  (4) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (5) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article XI, each share of the Voting Stock shall have the number of votes granted to it pursuant to these Articles of Incorporation and the Act, as amended). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  CLAUSE (B). DEFINITION OF "BUSINESS COMBINATION." The term "Business Combination" as used in this Article XI shall mean any transaction which is referred to in any one or more of paragraphs (1) through (5) of Clause
(a) of this Section 1 of this Article XI.

         SECTION 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Amended Articles of Incorporation, if all of the conditions specified in either of the following Clauses (a) and (b) are met:

                  CLAUSE (A). APPROVAL BY CONTINUING DIRECTORS. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

                  CLAUSE (B). PRICE AND PROCEDURAL REQUIREMENTS. All of the following conditions shall have been met:

                  (1) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                           (A) The highest per share price (including any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested Shareholders for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           (B) The Fair Market Value per share of the Common
Stock on the Announcement Date or on the date of which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article XI as the "Determination Date"), whichever is higher; and

                           (C) The price per share equal to the Fair Market
Value per share of Common Stock determined pursuant to Clause (b)(1)(B) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

                  (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Clause
(b)(2) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                           (A) The highest per share price (including any
brokerage commissions, transfer fees and soliciting dealer's fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date or
(ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           (B) The highest preferential amount per share to
which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                           (C) The Fair Market Value per share of such class of
Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (D) The price per share equal to the Fair Market
Value per share of such class of Voting Stock determined pursuant to Clause
(b)(2)(C) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock;

                  (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash of the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                  (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any then outstanding Preferred Stock; (B) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate or dividend as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                  (5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a Shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation (or any Subsidiary of the Corporation), whether in anticipation of or in connection with such Business Combination or otherwise.

                  (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to Shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         Section 3.  Certain Definitions.  For the purposes of Article XI:
         ---------   -------------------

                  CLAUSE (A). A "person" shall include any individual, firm, corporation or other entity. When two or more persons act as a partnership, limited partnership, syndicate or group for the purpose of acquiring voting stock of the Corporation, such partnership, syndicate or group shall be deemed a "person."

                  CLAUSE (B). "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                  (1) Is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                  (2) Is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                  (3) Is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned, by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

"Interested Shareholder" shall not mean any person who, but for this exception, would be deemed an Interested Shareholder on May 19, 1987.

                  CLAUSE (C). A person shall be a "beneficial owner" of any Voting Stock:

                  (1) Which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (2) Which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (3) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  CLAUSE (D). For the purpose of determining whether a person is an Interested Shareholder pursuant to Clause (b) of this Section 3 of this
Article XI, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through applications of Clause (c) of this Section 3 of this Article XI, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercises of conversion rights, warrants or options, or otherwise.

                  CLAUSE (E). "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 28, 1987.

                  CLAUSE (F). "Subsidiary" means any corporation of which a majority of any class of equity security is owned directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Clause (b) of this Section 3 of this Article XI, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  CLAUSE (G). "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the date that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

                  CLAUSE (H).       "Fair Market Value" means:

                  (1) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stock, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if the stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any then in use, or if no such quotation is available, the fair market value of a share of such stock as determined by the Board in good faith; and

                  (2) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

                  CLAUSE (I). In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in Clauses (b)(1) and (2) of Section 2 of this Article XI shall include the shares of Common Stock and/or other shares of any other class of outstanding Voting Stock by the holders of such shares.

         SECTION 4. POWERS OF THE BOARD OF DIRECTORS. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         SECTION 5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDER. Nothing contained in this Article XI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         SECTION 6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of these Articles of Incorporation or the Code of By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the Code of By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt provisions inconsistent with, this Article XI of these Articles of Incorporation.


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



         IN WITNESS WHEREOF, the undersigned, being the Secretary of the Corporation, executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 20th day of January, 1997.



                                              ---------------------------------
                                                (Written Signature)

                                                    David R. Miller, Secretary
                                              ---------------------------------
                                                (Printed Signature)



                                       35